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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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SKYLINE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SKYLINE CORPORATION

2520 By-Pass Road
P.O. Box 743
Elkhart, Indiana 46515

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 30, 2004

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Skyline Corporation (“Skyline”) will be held at the Emerald Room, in the Ramada Inn, 3011 Belvedere Road, Elkhart, Indiana, on Thursday, September 30, 2004, at 9:00 a.m., Eastern Standard Time, for the following purposes:

          1. To elect a Board of Directors for the ensuing year, or until their successors are elected and qualify.

          2. To transact such other business as may properly come before the meeting, or any adjournment thereof.

          The Board of Directors has fixed the close of business on July 23, 2004, as the record date for the determination of shareholders entitled to notice of, and to vote at, said meeting.

By Order of the Board of Directors

James R. Weigand

Vice President, Finance
and Treasurer
Chief Financial Officer
August 6, 2004

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

SKYLINE CORPORATION

2520 By-Pass Road, P.O. Box 743
Elkhart, Indiana 46515
August 6, 2004

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Skyline Corporation (“Skyline”) for use at the Annual Meeting of Shareholders to be held September 30, 2004. The shares represented by properly executed proxies received prior to the meeting will be voted. If the shareholder directs in the proxy how the shares are to be voted, they will be voted accordingly. When no direction has been given by the shareholder, it is the intention of the proxies named in the proxy to vote the same in accordance with their best judgment. Any proxy given may be revoked by the shareholder at any time prior to the voting of the proxy. The approximate date on which this proxy statement and the form of proxy are first sent or given to security holders is August 6, 2004.

VOTING SECURITIES

Only shareholders of record as of the close of business on July 23, 2004, or their proxies are entitled to vote at the meeting. As of that date, Skyline had outstanding 8,391,244 shares of Common Stock having one vote per share.

ELECTION OF DIRECTORS

Each share of Common Stock is entitled to one vote, which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors and approve any other matter as may properly come before the meeting if they choose to do so. While the Company does not have a policy requiring Board members to attend the annual meeting, traditionally all Directors have attended the annual meeting and did so at the 2003 annual meeting.

It is proposed that seven Directors be elected at the meeting, each to serve until the next Annual Meeting of Shareholders and until his successor is elected and qualifies.

It is intended that the votes authorized by the enclosed proxy will be cast for the election of the seven nominees for Directors whose names are set forth below. In the event that one or more of the nominees shall unexpectedly become unavailable for election, the votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the present Board of Directors or the Board may be reduced accordingly. All of the nominees for whom the proxies intend to vote have agreed to serve as Directors if elected.

      Information about the nominees for election as Directors and the beneficial ownership of Skyline Common Stock by directors as a group is as follows:

			Shares of Skyline
			Common Stock
		Skyline	Beneficially Owned	Percent
Name, Title, Address		Director	at July 1, 2004	of
and Principal Occupation	Age	Since	Directly or Indirectly	Class(2)

ARTHUR J. DECIO Chairman of the Board, serving in a non-executive officer and consulting capacity Skyline Corporation 2520 By-Pass Road Elkhart, Indiana 46514 Mr. Decio is also a Director and member of the Compensation Committee of Ni Source Inc., Merrillville, Indiana (Mr. Decio was an executive officer until September 24, 2001 and Chief Executive Officer of Skyline until December 16, 1998.)	73	1959	1,477,784 (1)	17.6%

THOMAS G. DERANEK Vice Chairman and Chief Executive Officer Skyline Corporation 2520 By-Pass Road Elkhart, Indiana 46514 Mr. Deranek was elected Vice Chairman and Chief Executive Officer and a Director on September 24, 2001. He served as Chief of Staff from 1991 to 2001	68	2001	0

JERRY HAMMES 2015 West Western Avenue South Bend, Indiana 46629 President of Romy Hammes, Inc., a bank holding company and real estate investment company, South Bend, Indiana, and Chairman of Peoples Bank of Kankakee County, a bank, Bourbonnais, Illinois. Mr. Hammes is also a Director Emeritus of St. Joseph Capital Corporation, Mishawaka, Indiana	72	1986	13,000

RONALD F. KLOSKA 1329 East Woodside South Bend, Indiana 46614 Mr. Kloska currently serves Skyline in a consulting capacity. Mr. Kloska was Vice-Chairman and Chief Executive Officer of Skyline Corporation until September 24, 2001 and Mr. Kloska was Deputy Chief Executive Officer of Skyline until December 16, 1998	70	1965	28,600

			Shares of Skyline
			Common Stock
		Skyline	Beneficially Owned	Percent
Name, Title, Address		Director	at July 1, 2004	of
and Principal Occupation	Age	Since	Directly or Indirectly	Class(2)

WILLIAM H. LAWSON One Sarasota Tower, Suite 408 Sarasota, Florida 34236 Retired March 31, 2003 as Chairman of the Board, Chief Executive Officer and a Director of Franklin Electric Company, Inc., a manufacturer of electric motors, Bluffton, Indiana. Mr. Lawson is a Director of JSJ Corporation and Sentry Insurance, a Mutual Company	67	1975	3,000

DAVID T. LINK Dean Emeritus Notre Dame Law School University of Notre Dame Notre Dame, Indiana 46556 President International Centre for Healing and the Law 9292 W. KL Avenue Kalamazoo, Michigan 49009	67	1994	600

ANDREW J. MCKENNA 8338 North Austin Avenue Morton Grove, Illinois 60053 Chairman of Schwarz, a national printer, converter and distributor of packaging and promotional materials. Mr. McKenna is also a director of Click Commerce, Aon Corporation and Chairman of McDonald’s Corporation	74	1971	12,300
ALL NOMINEES AND
OFFICERS AS A GROUP			1,572,464	18.7%

(1)	Includes 83,500 shares in The Arthur J. Decio Foundation, a charitable foundation, of which Mr. Decio is a trustee. Mr. Decio disclaims any beneficial interest with respect to these shares.

(2)	Less than one percent unless otherwise indicated.

Skyline has standing Audit, Nominating and Compensation Committees of the Board. Information about Board and Committee meetings is as follows:

      The Audit Committee consisted of Messrs. Hammes, McKenna, Lawson, and Link. It met ten times during the fiscal year ended May 31, 2004. The Committee meets with the accounting firm which conducts the annual audit of Skyline’s books, reviews auditors’ recommendations, reviews the independence of Skyline’s auditors and considers the range of audit and non-audit fees. It also meets with the internal audit staff and Chief Financial Officer, reviews the scope and adequacy of Skyline’s internal auditing program and reports its findings to the Board with any recommendations it considers appropriate. Skyline’s Board of Directors has adopted a written charter for the Audit Committee. The members of Skyline’s Audit Committee are all “independent” as defined in the applicable

Listing Standards. Messrs. Hammes, McKenna, Lawson, and Link are all “Audit Committee Financial Experts”.

      The Nominating and Governance Committee and the Compensation Committee replaced the former Governance and Compensation Committee, and the former functions and responsibilities of the Governance and Compensation Committee are now addressed by the two new committees.

      The Nominating and Governance Committee consists of Messrs. McKenna, Hammes, Lawson and Link, all of whom are independent. It met one time during the last fiscal year.

      The Nominating and Governance Committee identifies individuals qualified to become Board Members, and recommends that the Board nominates such individuals for election to the Board at the next Annual Meeting of Shareholders. This Committee also develops and reviews Skyline’s corporate governance guidelines and makes recommendations to the Board relating to the guidelines. The Committee believes that candidates for directors should meet certain minimum qualifications including being of the highest ethical character and sharing the values of Skyline as reflected in our Code of Ethics, having reputations both personal and professional consistent with the image and reputation of Skyline, and being highly accomplished in their respective fields with superior credentials and recognition and having relevant experience and expertise. In general, persons recommended by shareholders will be considered on the same basis as candidates from other forums. The Committee retains the right to modify these qualifications from time to time. Shareholders may provide the Committee information on director candidates for consideration by the Committee by writing a letter to our assistant secretary Linda Philippsen at our principal executive office at 2520 By-Pass Road, P.O. Box 743, Elkhart, Indiana 46515 containing the respective candidate’s name, qualifications, relevant experience, all information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, and such candidate’s consent to serve as director. The Committee retains absolute discretion and independence in determining whether to recommend a candidate. Also these letters must identify the author as a stockholder, and clearly state that the intended recipients are all members of the Nominating and Governance Committee. All such communications received by the assistant secretary will be delivered to members of the Nominating and Governance Committee.

      The Compensation Committee consists of Messrs. McKenna, Hammes, Lawson and Link. It met one time during the last fiscal year. The functions of the Compensation Committee shall be to discharge the Board’s responsibilities relating to compensation of Skyline executives and produce an annual report on executive compensation for inclusion in the Skyline proxy statement, review and approve corporate goals and objectives relevant to the Chief Executive Officer compensation, evaluate Chief Executive Officer performance in light of these goals and objectives and set the Chief Executive Officer’s compensation level based on this evaluation and to make recommendations to the Board regarding incentive compensation plans, equity based plans and to undertake any similar functions.

      The Executive Committee of the Board of Directors consists of Messrs. Arthur J. Decio, McKenna, Hammes, Lawson and Link, and met eight times during the last fiscal year. This Committee exercises the powers of the Board of Directors in the management of the business affairs of Skyline, subject to the approval of the full Board of Directors at the next regular or special meeting.

      The Board of Directors met or took action six times during the last fiscal year. Every Board member was present at all Board meetings and meetings of all committees of which he was a member, except that two Board members each missed one Board meeting, and one Board member missed two committee meetings.

Report of the Audit Committee

      The Audit Committee of Skyline’s Board of Directors has reviewed and discussed Skyline’s audited financial statements with management; has discussed with Skyline’s independent auditors PricewaterhouseCoopers LLP the matters required to be discussed by Codification of Statements on Auditing Standards, AU §380, Statement on Auditing Standards No. 61; has received from the auditors disclosures regarding the auditors’ independence as required by Independence Standards Board Standard No. 1 and has discussed with the auditors the auditors’ independence; and has, based on the review and discussions noted above, recommended to Skyline’s Board of Directors that the audited financial statements be included in Skyline’s Annual Report on Form 10-K for the fiscal year ended May 31, 2004 for filing with the Securities and Exchange Commission. Skyline’s Board of Directors has adopted a formal charter for the Audit Committee setting forth its responsibilities. A current copy of the Audit Committee Charter is available on our website at www.skylinecorp.com.

Jerry Hammes
Andrew J. McKenna
William H. Lawson
David T. Link

Audit Fees

      The aggregate fees billed for professional services rendered for the audit of Skyline’s annual financial statements for the last two fiscal years ending May 31, 2003 and May 31, 2004 and the reviews of the financial statements included in Skyline’s Forms 10-Q and all services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were $145,000 for the year ended May 31, 2003 and were $195,000 for the year ended May 31, 2004.

Audit-Related Fees

      The aggregate fees billed for professional services during the last two fiscal years for assurance and related services by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of Skyline’s financial statements, other than those reported as Audit Fees, were $15,000 for the fiscal year ended May 31, 2003 and were $15,000 for the fiscal year ended May 31, 2004.

Tax Fees

      The aggregate fees billed in each of the last two fiscal years for professional services rendered by PricewaterhouseCoopers, LLP for tax compliance, tax advice, and tax planning were $10,000 for fiscal year ended May 31, 2003 and were $11,000 for fiscal year ended May 31, 2004. The services were the review, assistance and preparation and signing of Skyline’s consolidated Federal tax return.

All Other Fees

      The aggregate fees billed Skyline for services by PricewaterhouseCoopers LLP, other than for services addressed under the captions “Audit Fees”, “Audit-Related Fees” and “Tax Fees” for each of the last two fiscal years were $0 for the fiscal year ended May 31, 2003 and were $1,000 for the fiscal year ended May 31, 2004.

      The Audit Committee’s preapproval policies and procedures pursuant to 17 CFR 210.2-01(c)(7)(i) require any and all engagements must receive explicit approval by the committee after the committee has received an adequate description of the proposed engagement.

      The percentage of the services addressed under the captions “Audit-Related Fees”, “Tax Fees” and “All Other Fees” that were preapproved by the Audit Committee pursuant to 17 CFR 210.2-01(c)(7)(i) is 100%. The number of hours spent by persons other than full-time permanent employees of PricewaterhouseCoopers LLP on auditing Skyline’s financial statements for the most recent fiscal years was less than 50% of the total number of hours.

Code of Ethics

      Skyline has a Code of Ethics which applies to all employees, officers and directors. The ethics policy is posted on our website at www.skylinecorp.com.

CERTAIN OTHER BENEFICIAL OWNERS

      The following person, entities or “group” as indicated are known to Skyline to own beneficially at least five percent (5%) of Skyline’s common stock or are members of management identified in the summary compensation table but who are not on Skyline’s Board. The beneficial ownership of Skyline common stock by the members of its Board and its nominees for directors is shown in the table under “Election of Directors” above.

	Shares of Skyline Common
Name and Address	Stock Beneficially Owned	Percent of
of Beneficial Owner	at July 1, 2004	Class(1)

Private Capital Management, Inc.	1,423,516	16.96%
8889 Pelican Bay Blvd., Suite 500 Naples, Florida 34108

T. Rowe Price Associates Inc.(2)	829,900	9.89%
100 East Pratt Street Baltimore, Maryland 21202

Gabelli Asset Management, Inc.	627,700	7.48%
One Corporate Center Rye, NY 10580-1435

Royce & Associates, LLC	593,900	7.07%
1414 Avenue of the Americas New York, New York 10019

Terrence M. Decio	30,080
Executive Vice President 2520 Bypass Road Elkhart, Indiana 46514

	Shares of Skyline Common
Name and Address	Stock Beneficially Owned	Percent of
of Beneficial Owner	at July 1, 2004	Class(1)

William H. Murschel	4,000
President and Chief Operations Officer 2520 Bypass Road Elkhart, Indiana 46514

Christopher R. Leader	1,000
Vice President, Operations 2420 Bypass Road Elkhart, Indiana 46514

James R. Weigand	800
Vice President, Finance and Treasurer and Chief Financial Officer 2520 Bypass Road Elkhart, Indiana 46514

   (1) Less than one percent (1%) if not specified.

   (2) T. Rowe Price Associates, Inc. (Price Associates) has informed Skyline that these securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investment and/or sole power to vote the securities and that for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely on a review of forms provided to Skyline and on certain written representations, Skyline is unaware of any failure to file on a timely basis reports required by Section 16(a) of the Exchange Act by any director, officer or beneficial owner of more than ten percent of Skyline’s common stock.

EXECUTIVE COMPENSATION

      The following table sets forth all cash compensation paid during the fiscal year ended May 31, 2004 for each of the highest paid executive officers of Skyline, including the Chief Executive Officer. The table also shows for each such officer, the amounts set aside during the last fiscal year under Skyline’s Profit Sharing Plan.

			All Other
			Compensation

	Annual Compensation

				(Vested
Name and Principal				Profit
Position	Year	Salary($)	Bonus($)	Sharing)

Thomas G. Deranek	2004	300,000	70,000	9,000
Vice Chairman and Chief Executive Officer;	2003	298,000	70,000	9,000
Chief of Staff until September 24, 2001	2002	236,500	158,400	9,000

William H. Murschel	2004	360,000	70,000	9,000
President and Chief Operations Officer	2003	360,000	70,000	9,000
	2002	351,500	158,400	9,000

Terrence M. Decio	2004	290,000	60,000	9,000
Executive Vice-President	2003	288,800	60,000	9,000
	2002	275,000	121,000	9,000

Christopher R. Leader	2004	210,000	50,000	9,000
Vice-President, Operations	2003	200,000	50,000	9,000
	2002	197,500	88,000	9,000

James R. Weigand	2004	210,000	50,000	9,000
Vice President, Finance and Treasurer	2003	209,200	50,000	9,000
and Chief Financial Officer	2002	192,500	88,000	9,000

Compensation of Directors

       Directors who are not employees of Skyline receive an annual fee of $16,000 payable in quarterly installments and receive $500 for each Board or Committee meeting attended. Chairmen of Board Committees who are not employees of Skyline receive an additional $2,000 annually and Committee members who are not employees of Skyline receive an additional $1,500 annually payable in quarterly installments. Mr. Arthur J. Decio, the Chairman of the Board of Directors, received total compensation of $127,000 for his service as a consultant to Skyline. Terrence M. Decio is the son of Arthur J. Decio.

Transactions with Management

      The son-in-law of Thomas G. Deranek, the Chief Executive Officer of Skyline, is employed as a network administrator by Skyline. He was hired by and reports to James R. Weigand, Chief Financial Officer, and he received total compensation as an employee of $61,000.

Termination of Employment Arrangements

      The Skyline Corporation and Affiliates Employees’ Profit Sharing Plan provides benefits on death, disability or retirement for substantially all employees. Employees become eligible as of the June 1 or December 1 immediately following completion of six months of employment. The amount of contribution under the Plan is at the discretion of Skyline each year. The maximum contribution for any participant shall not exceed 12% of a participant’s basic compensation. Upon retirement, death or permanent total disability, a participant is entitled to all of the funds credited to his account. In case of termination of employment by resignation or discharge, the participant is entitled to a percentage of the amount credited to his account, ranging from 0% after one year of employment to 100% after seven years. Forfeitures resulting from any employee’s termination of employment prior to full vesting will be used to reduce employer contributions. Net investment earnings or net losses for each fiscal year are allocated to the account of each participant in the same ratio as the participant’s account balance bears to the total account balances of all participants. Skyline reserves the right to modify, amend or terminate the Plan. In the event of termination of the plan, the entire amount theretofore contributed under the Plan must be paid to participants or their beneficiaries and under no circumstances reverts to Skyline.

      Under an insurance plan, payments would be made to the below named executive officers and two former executive officers, and executive officers as a group, for a period of 10 years upon retirement from Skyline at age 60, 62 or later, in the following annual amounts: Thomas G. Deranek, $75,000; William H. Murschel, $75,000; Terrence M. Decio, $75,000; James R. Weigand, $60,000; Christopher R. Leader, $60,000; Arthur J. Decio, $100,000; and Ronald F. Kloska, $100,000; and all current and former executive officers as a group, consisting of 9 individuals, $645,000. Under the same insurance plan, in the event of the death of any of these individuals while employed by Skyline, payments would be made for a period of 10 years in the annual amounts hereinafter specified to the beneficiaries of the following individuals and group: Thomas G. Deranek, $75,000; William H. Murschel, $75,000; Terrence M. Decio, $75,000; James R. Weigand, $40,000; Christopher R. Leader, $40,000; Arthur J. Decio, $100,000; and Ronald F. Kloska, $100,000 and 2 other executive officers, totaling 9 individuals, $575,000. Skyline is the owner and beneficiary of policies insuring the lives of all these individuals in the total amount of $4,925,000.

      In addition, in the event of the death of Arthur J. Decio, whether before or after his retirement from Skyline, Skyline has agreed to pay his survivor(s) the sum of $2,700,000, which at the present income tax rates, would result in after tax cost to Skyline of approximately $1,620,000. Skyline is the owner and beneficiary of policies insuring Arthur J. Decio’s life in the amount of $1,600,000.

      The appreciation in cash surrender value of all of the above-described insurance policies is such that there is no current cost to Skyline for their maintenance.

Compensation Committee Interlocks and Insider Participation

      The following persons served as members of the Compensation Committee of Skyline’s Board of Directors during the fiscal year ended May 31, 2004: Andrew J. McKenna, Jerry Hammes, William H. Lawson and David T. Link. Arthur J. Decio is the Chairman of the Board of Skyline, and is a member of the Board of Directors of Schwarz. Andrew J. McKenna is Chairman of Schwarz.

Report of the Compensation Committee

on Executive Compensation

      The compensation of Skyline’s executive officers is determined by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a director who is not an employee of Skyline or any of its affiliates. The following report with respect to compensation paid to Skyline’s executive officers for the fiscal year ended May 31, 2004 is furnished by the Compensation Committee.

      General Policies. Skyline’s compensation programs are intended to enable Skyline to attract, motivate, reward and retain the executive management talent required to achieve corporate objectives. It is Skyline’s policy to reward exceptional performance and contributions to the development of Skyline’s business. To attain these objectives, Skyline’s executive compensation program includes a competitive base salary coupled with the opportunity to participate in a bonus pool which is created based on the performance of Skyline’s business. The Governance and Compensation Committee (the “Compensation Committee”) establishes the base salaries and discretionary bonuses which will be paid to Skyline’s executive officers for each fiscal year. In setting salaries and bonuses, the Compensation Committee takes into account several factors, including compensation paid by competitors and other industries’ compensation data as well as qualitative factors bearing on an individual’s experience, responsibilities, management and job performance. The Compensation Committee evaluates the contributions to Skyline’s overall performance during the last fiscal year, leadership, effectiveness and commitment of all executive officers, including the Chief Executive Officer. For the fiscal year ended May 31, 2004, each of the executive officers received a bonus, in the amounts set forth above in the executive compensation table.

      Salaries. Salary levels for executive officer positions are set so as to reflect the duties and level of responsibilities inherent in the position and current economic conditions relating to Skyline’s business. Comparative salaries paid by other companies in the industries in which Skyline does business are considered in establishing the salary level for a given position. The Compensation Committee does not, however, target a specific percentile range within the comparative group in setting salaries of Skyline’s executive officers. The particular qualifications and level of experience of the individual holding the position are also considered in establishing a salary level when the individual is first appointed to a given position.

      Bonus. Skyline provides executive officers the opportunity to earn an annual incentive bonus based on an evaluation of the executive’s individual performance and Skyline’s performance. No executive officer is automatically entitled to a bonus or a bonus in any particular amount. In considering bonuses for executives, the Compensation Committee consults with the Chairman of the Board.

      Other. In addition, the executive officers participate in a profit sharing program and insurance and other plans described above providing payments on death or retirement.

      Compensation of Chief Executive Officer (“CEO”). In setting the base salary and bonus for Skyline’s CEO, for the fiscal year ended May 31, 2004, the Compensation Committee considered the same factors as with other executive officers of Skyline. The Compensation Committee believes the CEO’s compensation was fully supported by those standards.

Andrew J. McKenna, Chairman
Jerry Hammes
William H. Lawson
David T. Link

Being all the members of Skyline’s
Compensation Committee

PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN* AMONG SKYLINE CORPORATION, S & P 500 INDEX AND PEER GROUP**

	Cumulative Total Return

	1999	2000	2001	2002	2003	2004

Skyline Corp.	100.00	68.11	82.93	121.13	102.81	146.84
S&P 5000	100.00	110.48	98.82	85.14	78.27	92.62
Peer Group	100.00	50.05	57.19	76.79	65.70	106.53

*	Notes:

Assumes initial investment of $100 on May 31, 1999 and compares the return on that investment through May 31, 2004.

For comparison purposes, Total Return assumes reinvestment of dividends, although Skyline has no dividend reinvestment plan.

Total Return is based on market capitalization.

**	This self constructed peer group consists of the following companies:

Champion Enterprises, Inc.
Coachmen Industries, Inc.
Fleetwood Enterprises, Inc.
Liberty Homes, Inc.
Thor Industries, Inc.

The returns for each member of this peer group have been weighted according to that company’s respective stock market capitalization.

DIRECTOR INDEPENDENCE AND EXECUTIVE SESSIONS

      The Board of Directors has affirmatively determined that each of the four non-management Directors, Andrew J. McKenna, Jerry Hammes, William H. Lawson, and David T. Link, is an independent Director and therefore, that a majority of Skyline’s seven person Board of Directors is currently independent as so defined. For this purpose, Skyline’s Board adopted the following categorical standards based in part on the New York Stock Exchange Corporate Governance Listing Standards approved by the SEC on November 4, 2003, and additional categories considered appropriate by the Board:

1.	No Director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with Skyline or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Skyline or its subsidiaries);

2.	A Director who is an employee, or whose immediately family member is an executive officer of Skyline or any of its subsidiaries is not independent until three (3) years after the end of such employment relationship;

3.	A Director who receives or his immediately family member receives, more than $100,000 per year in direct compensation from Skyline or any of its subsidiaries, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three (3) years after he or she ceases to receive more than $100,000 per year in such compensation;

4.	A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by a present or former internal or external auditor of our company or any of its subsidiaries is not “independent” until three (3) years after the end of the affiliation or the employment or auditing relationship;

5.	A Director who is employed, or whose immediate family member is employed, as an executive officer of another company when any of Skyline or any of its subsidiaries’ present executives serve on that other company’s compensation committee is not “independent” until three (3) years after the end of such service or the employment relationship;

6.	A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payment from, Skyline or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues, is not “independent” until three (3) years after falling due of such threshold; and

7.	The Board has determined that there are no relationships between Skyline and the Directors classified as independent other than service on Skyline’s Board of Directors and compensation paid to such Directors.

      The foregoing independence determination of the Board of Directors also included the conclusions of the Board that:

1.	Each of the members of the Audit Committee, Nominating and Governance Committee, and Compensation Committee listed above is respectively independent under the standards listed above for purposes of membership on each of these committees; and

2.	Each of the members of the Audit Committee also meets the additional independence requirements under Sec. Rule 10A-3(b).

      Mr. McKenna is currently serving as the “lead” independent Director for purposes of scheduling and setting the agenda for executive sessions of the independent Directors. It is presently contemplated that these executive sessions will occur at least twice during the fiscal year ending May 31, 2005 in conjunction with regularly scheduled Board meetings, in addition to the separate meetings of the key standing committees of the Board of Directors.

      Our Board of Directors has adopted a statement of governance principles that is available on our Company’s website at www.skylinecorp.com.

INDEPENDENT PUBLIC AUDITORS

      Skyline’s independent public accounting firm is PricewaterhouseCoopers LLP. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

SHAREHOLDER COMMUNICATION WITH DIRECTORS

      Skyline provides for a procedure for Shareholders to communicate with the Board. Shareholders may send communications to the attention of the Board Members or Committees in care of board@skylinecorp.com.

SHAREHOLDER PROPOSALS

      To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received at the Company’s principal executive offices not later than the close of business on April 4, 2005. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding sentence) but instead is sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission Rules permit management to vote proxies in its discretion if (a) Skyline received notice of the proposal before the close of business on June 19, 2005 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matters, or (b) does not receive notice of the proposal prior to the close of business on June 19, 2005.

      Notice of intention to present proposals at the 2005 Annual Meeting should be addressed to:

James R. Weigand

Chief Financial Officer
Skyline Corporation
2520 By-Pass Road
Elkhart, Indiana 46514

      The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

MISCELLANEOUS

      As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the annual meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxies named in the enclosed proxy to take such action as shall be in accordance with their best judgment.

      The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying material, will be paid by Skyline. Skyline expects to pay approximately $6,500 to Georgeson Shareholder Communications, Inc. as compensation for the solicitation of proxies, and may reimburse brokers and others for their expense for sending proxy material to principals for the purpose of obtaining signed proxies. In addition, solicitation may be by mail, telephone, telefax and personal interview by regularly engaged officers of Skyline who will not be additionally compensated therefor.

      Shareholders are respectfully requested to date, sign and return promptly the enclosed proxy in the enclosed envelope. No postage is required if mailed in the United States.

By Order of the

Board of Directors

James R. Weigand

Vice President, Finance
and Treasurer
Chief Financial Officer

     IMPORTANT: Please mark, sign, date and promptly return this proxy using the enclosed envelope.

PROXY

SKYLINE CORPORATION
This Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints James R. Weigand and Linda R. Philippsen as proxies, each with the power to appoint a substitute, and hereby authorizes them, or either of them, to appear and to vote as designated below, all the shares of common stock held of record by the undersigned on July 23, 2004, at the Annual Meeting of Shareholders of Skyline Corporation, to be held at the Emerald Room, in the Ramada Inn, 3011 Belvedere Road, Elkhart, Indiana, on Thursday, September 30, 2004, at 9:00 a.m., Eastern Standard Time, and at any adjournments thereof.

1. ELECTION OF DIRECTORS

NOMINEES: Arthur J. Decio, Thomas G. Deranek, Jerry Hammes, Ronald F. Kloska, William H. Lawson, David T. Link, and Andrew J. McKenna

Mark Only One Box:

☐ FOR all nominees listed above; except vote withheld with respect to nominee/s listed below (if any)	☐ WITHHOLD AUTHORITY to vote for ALL nominees listed above.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on other side)

(Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith, both of which are dated August 6, 2004.

Dated: August 6, 2004
Please print:	Signature

Name

Name	Signature

Address
Date:

City, State, Zip Code

Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.